UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 11, 2004

Hallwood Realty Partners, L.P.

(Exact name of registrant as specified in its charter)

Delaware	1-10643	75-2313955

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

3710 Rawlins Suite 1500 Dallas, Texas	75219

(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (214) 528-5588

(Former name or former address, if changed since last report)

Item 5. Other Events and Regulation FD Disclosure.
Item 7. Financial Statements and Exhibits
SIGNATURE
Exhibit Index
Amendment No. 1 to Agreement and Plan of Merger
Amendment No. 1 to Purchase Agreement

Item 5. Other Events and Regulation FD Disclosure.

     On April 16, 2004, Hallwood Realty Partners, L.P. (the “Partnership”) and certain of its affiliates entered into a merger agreement and purchase agreement with HRPT Properties Trust (“HRPT”) under which HRPT will acquire all of the general and limited partner interests in the Partnership for a total cash price of approximately $250,000,000, subject to adjustment in certain circumstances. On May 11, 2004, the parties amended the merger agreement and the purchase agreement to correct inadvertent inconsistencies in provisions of the agreements relating to the calculation of the merger consideration, to make other technical changes and to reflect that leases entered into by the Partnership with the consent of HRPT will not affect the purchase price.

     The amount to be paid to unitholders as a result of the merger will be determined by a formula that takes into account the possibility of certain adjustments. If there are no adjustments, each unitholder will be entitled to receive approximately $138.37 per unit in cash in exchange for each unit owned. The amount of any negative adjustment to which unitholders will be subject is limited. The lowest amount that unitholders will be entitled to receive will be $135.61 per unit. However, because a class action lawsuit has been filed on behalf of all of the unitholders in Delaware, this amount will be reduced by any attorneys’ fees or other amounts that the Delaware Court of Chancery orders to be withheld from the amount paid to unitholders. The Court has not yet determined whether any amounts will be withheld or the extent of any such withholding. In addition, the amount paid will be subject to any required income tax withholding.

     The amendment to the merger agreement is attached as Exhibit 2.1 to this report and the amendment to the purchase agreement is attached as Exhibit 2.2 to this report.

Item 7. Financial Statements and Exhibits

(c)	Exhibits

2.1*	Amendment No. 1, dated as of May 11, 2004, to Agreement and Plan of Merger, dated as of April 16, 2004, by and among HRPT Properties Trust, HWP LP Acquisition, LLC, Hallwood Realty Partners, L.P. and Hallwood Realty, LLC.

2.2*	Amendment No. 1, dated as of May 11, 2004, to Purchase Agreement, dated as of April 16, 2004, by and among HRPT Properties Trust, HRP GP, LLC, Hallwood Realty, LLC, Hallwood Commercial Real Estate LLC, HWG, LLC, HWG Realty Investors, LLC, HWG 95 Advisors, Inc., HWG 98 Advisors, Inc. and The Hallwood Group Incorporated.

*	filed herewith

SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date: May 11, 2004	HALLWOOD REALTY PARTNERS, L.P.

	By:	Hallwood Realty, LLC
General Partner

	By:	/s/ John G. Tuthill

	Name:	John G. Tuthill
	Title:	Executive Vice President

Exhibit Index

2.1*	Amendment No. 1, dated as of May 11, 2004, to Agreement and Plan of Merger, dated as of April 16, 2004, by and among HRPT Properties Trust, HWP LP Acquisition, LLC, Hallwood Realty Partners, L.P. and Hallwood Realty, LLC.

2.2*	Amendment No. 1, dated as of May 11, 2004, to Purchase Agreement, dated as of April 16, 2004, by and among HRPT Properties Trust, HRP GP, LLC, Hallwood Realty, LLC, Hallwood Commercial Real Estate LLC, HWG, LLC, HWG Realty Investors, LLC, HWG 95 Advisors, Inc., HWG 98 Advisors, Inc. and The Hallwood Group Incorporated.

*	filed herewith